UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2014

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Effective June 25, 2014, the $10,000,000 revolving line of credit (the “Line of Credit”) from PNC Bank, National Association (“PNC Bank”) to Charles & Colvard, Ltd. (the “Company”), governed by the Loan Agreement, dated September 20, 2013, between the Company and PNC Bank (the “Loan Agreement”), was terminated concurrent with the Company entering into a new banking relationship described in Item 2.03 of this Form 8-K. The Company had not utilized the Line of Credit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 25, 2014, the Company and its wholly-owned subsidiaries, Charles & Colvard Direct, LLC, and Moissanite.com, LLC (collectively, the “Borrowers”), obtained a $10,000,000 asset-based revolving credit facility (the “Credit Facility”) from Wells Fargo Bank, National Association (“Wells Fargo”). The Credit Facility will be used for general corporate and working capital purposes, including transaction fees and expenses incurred in connection therewith and the issuance of letters of credit up to a $1,000,000 sublimit. The Credit Facility will mature in three years.

The Credit Facility includes a $5,000,000 sublimit for advances that are supported by a 90% guaranty provided by the U.S. Export-Import Bank. Advances under the Credit Facility are limited to a borrowing base, which is computed by applying specified advance rates to the value of the Borrowers’ eligible accounts and inventory, less reserves. Advances against inventory are further subject to an initial $3,000,000 maximum. The Borrowers must maintain a minimum of $1,000,000 in excess availability at all times. There are no other financial covenants.

Each advance accrues interest at a rate equal to Wells Fargo’s 3-month LIBOR rate plus 2.50%, calculated on an actual/360 basis and payable monthly in arrears. Principal outstanding during an event of default accrues interest at a rate 3% in excess of the above rate. Any advance may be prepaid in whole or in part at any time. In addition, the maximum line amount may be reduced by the Company in whole or part at any time, subject to a fee equal to 2% of any reduction in the first year after closing, 1% of any reduction in the second year after closing, and 0% thereafter. There are no mandatory prepayments or line reductions.

The Credit Facility is secured by a lien on substantially all assets of the Borrowers, each of which is jointly and severally liable for all obligations thereunder.

The Credit Facility is evidenced by a credit and security agreement, dated as of June 25, 2014 (the “Credit Agreement”), and customary ancillary documents. The Credit Agreement contains customary covenants, representations and cash dominion provisions, including a financial reporting covenant and limitations on dividends, distributions, debt, contingent obligations, liens, loans, investments, mergers, acquisitions, divestitures, subsidiaries, affiliate transactions, and changes in control.

Events of default under the Credit Facility include, without limitation, (1) any impairment of the Export-Import Bank guaranty, unless the guaranteed advances are repaid within two business days, (2) an event of default under any other indebtedness of the Borrowers in excess of $200,000, and (3) a material adverse change in the ability of the Borrowers to perform their obligations under the Credit Agreement or in the Borrowers’ assets, liabilities, businesses or prospects, or other circumstances that Wells Fargo believes may impair the prospect of repayment. If an event of default occurs, Wells Fargo is entitled to take enforcement action, including acceleration of amounts due under the Credit Agreement and foreclosure upon collateral.

The Credit Agreement contains other customary terms, including indemnity, expense reimbursement, yield protection, and confidentiality provisions. Wells Fargo is permitted to assign the Credit Facility.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the press release announcing the Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document
10.1	Credit and Security Agreement, dated as of June 25, 2014, by and among Charles & Colvard, Ltd., Charles & Colvard Direct, LLC, Moissanite.com, LLC, and Wells Fargo Bank, National Association

99.1	Press Release dated June 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

June 30, 2014	By:	/s/ Kyle Macemore
Kyle Macemore
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document
10.1	Credit and Security Agreement, dated as of June 25, 2014, by and among Charles & Colvard, Ltd., Charles & Colvard Direct, LLC, Moissanite.com, LLC, and Wells Fargo Bank, National Association

99.1	Press Release dated June 30, 2014